UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 25th, 2008

--------------

SMART VENTURES , INC.

 (Name of Small Business issuer in its charter)

                   Nevada                                        000-53338                         98-0427221

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

55 Harvest Wood Way NE
Calgary, Alberta
Canada T3K 3X5

 (Address of principal executive offices)

(403)240-1103

(Registrant’s telephone number)

-------------------------

 Item 8 01. Other Events

Nadir Walji of Vancouver, BC has resigned as of  5 pm Eastern time on

August 25th , 2008 and Lance Larsen will take over interim duties of CEO, President, and be its Chief Accounting Officer.

In the same meeting it has been decided to move the offices of Smart Ventures Inc.,

to 55 Harvest Wood Way N.E. Calgary, AB.

Nadir Walji sold 500,000 shares of Smart Ventures Inc. to Lance Larsen.

A copy of the minutes of the meeting is included  in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – August 25th, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25th, 2008

SMART  VENTURES, INC.

/s/ Lance Larsen

    Lance Larsen, President